Exhibit 99.1

AMENDMENT

TO THE

2004 GUITAR CENTER, INC.

INCENTIVE STOCK AWARD PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Guitar Center, Inc. (the “Company”), a corporation organized under the laws of State of Delaware, under Section 11.3 of the Guitar Center, Inc. 2004 Incentive Stock Award Plan (the “Plan”), the Board hereby amends the Plan as follows.

1.                                       The definition of “Award Limit” is hereby amended to read in its entirety as follows: ““Award Limit” shall mean 500,000 shares of Common Stock, as adjusted pursuant to Section 11.4 provided, however, that solely with respect to Performance Awards granted pursuant to Section 8.2(b) and Dividend Equivalents granted pursuant to Section 8.3, Award Limit shall mean $6,000,000.”

2.                                       The second sentence of Section 2.1(a) of the Plan is hereby amended to read in its entirety as follows: “Subject to adjustment as provided in Section 11.4, the aggregate number of such shares which may be issued with respect to Awards granted under the Plan shall not exceed 2,100,000 shares.”

3.                                       The foregoing amendment shall be submitted for approval at the annual meeting of stockholders of the Company scheduled to be held on May 5, 2005, or any postponement or adjournment thereof.  The provisions of this amendment shall be presented to the stockholders in such format as shall be approved by the Secretary of the Company.

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I hereby certify that the foregoing amendment to the Plan was duly adopted by the Board of Directors of Guitar Center, Inc. on March 14, 2005.

/s/ Leland P. Smith
Leland P. Smith
Secretary